Exhibit 99.1

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WisdomTree Announces First Quarter 2025 Results

Record AUM of $115.8 Billion

11% Annualized Organic Growth Rate Across All Products

Diluted Earnings Per Share of $0.17 ($0.16, as Adjusted)

New York, NY – (Business Wire) – May 2, 2025 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today reported financial results for the first quarter of 2025.

$24.6 million of net income ($23.0(1) million of net income, as adjusted). See “Non-GAAP Financial Measurements” for additional information.

$115.8 billion of ending AUM, an increase of 5.5% from the prior quarter arising from net inflows and market appreciation.

$3.0 billion of net inflows, primarily driven by inflows into our fixed income, U.S. equity and international developed equity products, partly offset by outflows from our emerging market equity products.

0.35% average advisory fee, a 1 basis point decrease from the prior quarter due to a change in product mix.

0.38% adjusted revenue yield(2), a 1 basis point decrease from the prior quarter due to a change in product mix.

$108.1 million of operating revenues, a decrease of 2.4% from the prior quarter due to two fewer trading days during the current quarter and a lower average advisory fee, partly offset by higher average AUM.

80.8% gross margin(1), a 1.5 point increase from the prior quarter due to lower fund management and administration expenses.

31.6% operating income margin, a 0.1 point decrease compared to our operating income margin of 31.7% in the prior quarter primarily due to lower revenues and seasonally higher compensation expense.

$0.03 quarterly dividend declared, payable on May 28, 2025 to stockholders of record as of the close of business on May 14, 2025.

Update from Jarrett Lilien, WisdomTree COO and President

“We are executing exceptionally well — delivering over $3 billion of net inflows in Q1, an 11% annualized organic growth rate, and accelerating momentum across key areas. Two standout examples are the recently launched WisdomTree Europe Defence UCITS ETF (WDEF), which has quickly surpassed $1.4 billion in assets, and our model portfolios business, which is tracking toward our goals with nearly 20% annualized organic growth.”

Update from Jonathan Steinberg, WisdomTree CEO

“With over $100 million of inflows into our tokenized products year-to-date and the most extensive suite of tokenized real-world assets in the market, WisdomTree is proving its leadership in digital asset innovation. As we expand AI across our global platform and digital adoption accelerates, we are positioned to drive lasting value and lead the future of asset management.”

1

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$115.8	$109.8	$112.6	$109.7	$107.2
Net inflows/(outflows)	$3.0	$(0.3)	$(2.4)	$0.3	$2.0
Average AUM	$114.6	$112.3	$110.4	$108.5	$102.5
Average advisory fee	0.35%	0.36%	0.37%	0.37%	0.36%
Adjusted revenue yield(2)	0.38%	0.39%	0.39%	0.40%	0.38%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$108.1	$110.7	$113.2	$107.0	$96.8
Net income/(loss)	$24.6	$27.3	$(4.5)	$21.8	$22.1
Diluted earnings/(loss) per share	$0.17	$0.18	$(0.13)	$0.13	$0.13
Operating income margin	31.6%	31.7%	36.0%	31.3%	28.9%

As Adjusted (Non-GAAP(1)):
Operating revenues, as adjusted	$108.1	$110.5	$109.5	$107.0	$96.4
Gross margin	80.8%	79.3%	80.8%	81.2%	79.3%
Net income, as adjusted	$23.0	$25.3	$28.8	$27.1	$20.3
Diluted earnings per share, as adjusted	$0.16	$0.17	$0.18	$0.16	$0.12
Operating income margin, as adjusted	31.6%	31.7%	37.3%	35.3%	29.7%

2

RECENT BUSINESS DEVELOPMENTS

Company News

•     In February 2025, the WisdomTree Cloud Computing UCITS ETF (WCLD) was named the Best Thematic and Sector ETF at Le Revenu Awards 2025 in France.

•     In March 2025, Alexis Marinof was appointed as CEO, Europe, reinforcing the company’s commitment to the European market and strengthening our regional leadership; we were named the Best Crypto Linked ETF Issuer ($100m-$1bn), Best Emerging Markets Equity ETF Issuer ($100m-$1bn) and Best Leveraged & Inverse ETF Issuer ($1bn+) at the 2025 ETF Express European ETF Awards; the WisdomTree Emerging Market SmallCap Dividend UCITS ETF (DGSE) won the ETF Equity Emerging Markets category at the Mountain View Fund Awards 2025 in Germany; and the WisdomTree Artificial Intelligence UCITS ETF was named the Best Artificial Intelligence ETF at the Money Mate Awards 2025 in Italy.

•     In April 2025, WisdomTree Connect™ began offering 13 tokenized funds on additional blockchains beyond Ethereum, including Arbitrum, Avalanche, Base and Optimism; and we were named #58 on Fortune’s 2025 list of America’s Most Innovative Companies, #2 in Process Innovation and #3 in Culture.

Product News

•     In February 2025, we launched the WisdomTree Global Quality Growth UCITS ETF (WGRO) and the WisdomTree Physical CoinDesk 20 (WCRP).

•     In March 2025, we launched the WisdomTree Europe Defence UCITS ETF (WDEF), the world’s first ETF dedicated to the European defence industry, on the London Stock Exchange, Borsa Italiana and Börse Xetra. WDEF also cross-listed on Euronext Paris; and we launched the WisdomTree Uranium and Nuclear Energy UCITS ETF (NCLR) on the London Stock Exchange, Borsa Italiana and Börse Xetra.

•     In April 2025, we launched the following products:

o       WisdomTree Core Laddered Municipal Fund (WTMU) and the WisdomTree High Income Laddered Municipal Fund (WTMY) on the Nasdaq;

o       WisdomTree STOXX Europe Aerospace & Defence 3x Daily Leveraged (3EDF) and WisdomTree STOXX Europe Aerospace & Defence 3x Daily Short (3EDS) ETPs on the London Stock Exchange, Borsa Italiana and Börse Xetra;

o       WisdomTree Nasdaq 100 (WNAS) and WisdomTree Russell 2000 (WRTY) on Borsa Italiana; and

o       WisdomTree Commodity Carry ETC (CRRY) on the London Stock Exchange, Börse Xetra and Borsa Italiana.

•     Also in April 2025,

o       we changed the name and ticker of the WisdomTree PutWrite Strategy Fund (PUTW) to the WisdomTree Equity Premium Income Fund (WTPI);

o       WDEF was registered for sale in Norway and surpassed $1 billion of net flows following its March 2025 launch;

o       the WisdomTree India Hedged Equity Fund (INDH) won the award for Best New International Equity ETF at the ETF.com Awards 2025; and

o       we cross-listed 6 ETFs on SIX, the Swiss stock exchange, including WDEF.

3

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024		June 30, 2024	Mar. 31, 2024
Operating Revenues:
Advisory fees	$99,549	$102,264	$101,659		$98,938	$92,501
Other revenues	8,533	8,433	11,509		8,096	4,337
Total revenues	108,082	110,697	113,168		107,034	96,838
Operating Expenses:
Compensation and benefits	33,788	30,032	29,405		30,790	31,054
Fund management and administration	20,714	22,858	21,004		20,139	19,962
Marketing and advertising	4,813	6,117	4,897		5,110	4,408
Sales and business development	4,137	4,101	3,465		3,640	3,611
Professional fees	2,782	4,559	6,315		6,594	3,630
Occupancy, communications and equipment	1,482	1,423	1,397		1,314	1,210
Depreciation and amortization	540	504	447		418	383
Third-party distribution fees	3,112	3,161	2,983		2,687	2,307
Other	2,552	2,902	2,463		2,831	2,323
Total operating expenses	73,920	75,657	72,376		73,523	68,888
Operating income	34,162	35,040	40,792		33,511	27,950
Other Income/(Expenses):
Interest expense	(5,441)	(5,616)	(5,027)		(4,140)	(4,128)
Interest income	1,897	2,147	1,795		1,438	1,398
Loss on extinguishment of convertible notes	—	—	(30,632)		—	—
Other losses and gains, net	(250)	2,627	(3,062)		(1,283)	2,592
Income before income taxes	30,368	34,198	3,866		29,526	27,812
Income tax expense	5,739	6,890	8,351		7,767	5,701
Net income/(loss)	$24,629	$27,308	$(4,485)		$21,759	$22,111
Earnings/(loss) per share—basic	$0.17	$0.19	$(0.13	)(3)	$0.13 (3)	$0.14	(3)
Earnings/(loss) per share—diluted	$0.17	$0.18	$(0.13	)(3)	$0.13	$0.13
Weighted average common shares—basic	142,580	141,275	143,929		146,896	146,464
Weighted average common shares—diluted	146,545	147,612	143,929		166,359	165,268

As Adjusted (Non-GAAP(1))
Total revenues	$108,082	$110,505	$109,507		$107,034	$96,385
Total operating expenses	$73,920	$75,465	$68,715		$69,252	$67,740
Operating income	$34,162	$35,040	$40,792		$37,782	$28,645
Income before income taxes	$30,947	$33,033	$37,187		$36,083	$26,987
Income tax expense	$7,933	$7,753	$9,049		$9,008	$6,731
Net income	$23,014	$25,280	$28,768		$27,075	$20,256
Earnings per share—diluted	$0.16	$0.17	$0.18		$0.16	$0.12
Weighted average common shares—diluted	146,545	147,612	156,745		166,359	165,268

4

QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues decreased 2.4% from the fourth quarter of 2024 due to two fewer trading days during the current quarter and a lower average advisory fee, partly offset by higher average AUM. Operating revenues increased 11.6% from the first quarter of 2024 due to higher average AUM and higher other revenues attributable to our European listed exchange-traded products (“ETPs”).
•	Our average advisory fee was 0.35% during the first quarter of 2025 and 0.36% during the fourth quarter of 2024 and the first quarter of 2024.

Operating Expenses

•	Operating expenses decreased 2.3% from the fourth quarter of 2024 primarily due to lower fund management and administration expenses, professional fees and marketing expenses. These decreases were partly offset by higher seasonal compensation expenses arising from payroll taxes, benefits and other items in connection with the payment of year-end bonuses.
•	Operating expenses increased 7.3% from the first quarter of 2024 primarily due to higher stock-based compensation expense and increased headcount, as well as higher third-party distribution fees, fund management and administration expenses, sales and business development expenses and marketing expenses. These increases were partly offset by lower professional fees.

Other Income/(Expenses)

•	Interest expense was essentially unchanged from the fourth quarter of 2024. Interest expense increased 31.8% from the first quarter of 2024 due to a higher level of debt outstanding, partly offset by a lower average interest rate.
•	Interest income decreased 11.6% from the fourth quarter of 2024 and increased 35.7% from the first quarter of 2024, respectively, due to changes in the level of interest-earning assets and interest rates.
•	Other losses and gains, net was a loss of $0.3 million for the first quarter of 2025. This included net losses of $0.4 million on our financial instruments owned and net gains of $0.3 million on our investments. Gains and losses also generally arise from the sale of gold and cryptocurrency earned from management fees paid by our physically-backed gold and crypto ETPs, foreign exchange fluctuations and other miscellaneous items.

Income Taxes

•	Our effective income tax rate for the first quarter of 2025 was 18.9%, resulting in income tax expense of $5.7 million. The effective tax rate differs from the federal statutory rate of 21.0% primarily due to tax windfalls associated with the vesting of stock-based compensation awards and a lower tax rate on foreign earnings. These items were partly offset by state and local income taxes and non-deductible executive compensation.
•	Our adjusted effective income tax rate for the first quarter of 2025 was 25.6%(1).

CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, May 2, 2025 at 11:00 a.m. ET, which can be accessed using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=KKtcnQsi.

Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the participant international toll-free access numbers. To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time. All earnings materials and the webcast can be accessed through WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will also be available shortly after the call.

About WisdomTree

WisdomTree is a global financial innovator, offering a diverse suite of exchange-traded products (ETPs), models, solutions and products leveraging blockchain technology. Our offerings empower investors to shape their financial future and equip financial professionals to grow their businesses. Leveraging the latest financial infrastructure, we create products that emphasize access, transparency and provide an enhanced user experience. Building on our heritage of innovation, we have introduced next-generation digital products and services, including blockchain-enabled mutual funds, tokenized assets, our blockchain-native digital wallet, WisdomTree Prime®, and institutional platform, WisdomTree Connect™.*

* The WisdomTree Prime digital wallet and digital asset services and WisdomTree Connect institutional platform are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, in select U.S. jurisdictions and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://www.wisdomtreeprime.com, the WisdomTree Prime mobile app or https://wisdomtreeconnect.com for more information.

5

WisdomTree currently has approximately $116.2 billion in assets under management globally.

For more information about WisdomTree, WisdomTree Connect and WisdomTree Prime, visit: https://www.wisdomtree.com.

Please visit us on X at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through the WisdomTree Prime app and WisdomTree Connect are not endorsed, indemnified or guaranteed by any regulatory agency.

_________________

(1)	See “Non-GAAP Financial Measurements.”
(2)	Adjusted revenue yield is computed by dividing our annualized adjusted operating revenues as reported in the GAAP to Non-GAAP Reconciliation herein by our average AUM during the period.
(3)	Earnings per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method. In addition, the three months ended September 30, 2024 includes a loss of $11,375 recognized upon the repurchase of our Series A Non-Voting Convertible Preferred Stock convertible into approximately 14.75 million shares of common stock from ETFS Capital Limited and $1,868 of stock repurchase excise taxes. These items are excluded from net income but are required to be added to net income to arrive at income available to common stockholders in the calculation of EPS. These items are excluded from our EPS when computed on a non-GAAP basis.

Contact Information:

Investor Relations	Media Relations
Jeremy Campbell	Jessica Zaloom
+1.917.267.3859	+1.917.267.3735
jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

6

WISDOMTREE, INC. AND SUBSIDIARIES

KEY OPERATING STATISTICS

(Unaudited)

	Three Months Ended
	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024
GLOBAL PRODUCTS ($ in millions)

Beginning of period assets	$109,779	$112,577	$109,686	$107,230	$100,124
Add: Digital Assets—Jan. 1, 2025	32	—	—	—	—
Inflows/(outflows)	3,048	(281)	(2,395)	340	1,988
Market appreciation/(depreciation)	2,928	(2,517)	5,286	2,116	5,118
End of period assets	$115,787	$109,779	$112,577	$109,686	$107,230
Average assets during the period	$114,622	$112,349	$110,369	$108,479	$102,461
Average advisory fee during the period	0.35%	0.36%	0.37%	0.37%	0.36%
Revenue days	90	92	92	91	91
Number of products—end of the period	375 (1)	353	352	350	338

U.S. LISTED ETFs ($ in millions)

Beginning of period assets	$79,095	$81,267	$79,722	$78,087	$72,486
Inflows/(outflows)	1,843	(40)	(1,650)	1,106	1,983
Market (depreciation)/appreciation	(407)	(2,132)	3,195	529	3,618
End of period assets	$80,531	$79,095	$81,267	$79,722	$78,087
Average assets during the period	$81,127	$80,661	$80,335	$78,523	$74,831
Number of ETFs—end of the period	78	78	78	78	77

EUROPEAN LISTED ETPs ($ in millions)

Beginning of period assets	$30,684	$31,310	$29,964	$29,143	$27,638
Inflows/(outflows)	1,104	(241)	(745)	(766)	5
Market appreciation/(depreciation)	3,336	(385)	2,091	1,587	1,500
End of period assets	$35,124	$30,684	$31,310	$29,964	$29,143
Average assets during the period	$33,415	$31,688	$30,034	$29,956	$27,630
Number of ETPs—end of the period	280	275	274	272	261

DIGITAL ASSETS ($ in millions)

Beginning of period assets	$—	$—	$—	$—	$—
Add: Digital Assets—Jan. 1, 2025	32	—	—	—	—
Inflows	101	—	—	—	—
Market depreciation	(1)	—	—	—	—
End of period assets	$132	$—	$—	$—	$—
Average assets during the period	$80	$—	$—	$—	$—
Number of products—end of the period	17 (1)	—	—	—	—

PRODUCT CATEGORIES ($ in millions)

U.S. Equity
Beginning of period assets	$35,414	$34,643	$31,834	$31,670	$29,156
Add: Digital Assets—Jan. 1, 2025	9	—	—	—	—
Inflows	963	1,099	328	221	536
Market (depreciation)/appreciation	(758)	(328)	2,481	(57)	1,978
End of period assets	$35,628	$35,414	$34,643	$31,834	$31,670
Average assets during the period	$36,281	$35,714	$33,175	$31,339	$30,154

7

	Three Months Ended
	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024
Commodity & Currency
Beginning of period assets	$21,906	$23,034	$21,987	$21,944	$21,336
Add: Digital Assets—Jan. 1, 2025	1	—	—	—	—
Outflows	(159)	(440)	(741)	(1,499)	(460)
Market appreciation/(depreciation)	3,739	(688)	1,788	1,542	1,068
End of period assets	$25,487	$21,906	$23,034	$21,987	$21,944
Average assets during the period	$23,993	$22,989	$22,016	$22,437	$20,837

Fixed Income
Beginning of period assets	$20,043	$20,767	$21,430	$21,218	$21,197
Add: Digital Assets—Jan. 1, 2025	21	—	—	—	—
Inflows/(outflows)	2,088	(387)	(897)	236	(14)
Market appreciation/(depreciation)	78	(337)	234	(24)	35
End of period assets	$22,230	$20,043	$20,767	$21,430	$21,218
Average assets during the period	$21,464	$20,398	$21,135	$21,277	$21,082

International Developed Market Equity
Beginning of period assets	$17,602	$18,075	$19,385	$18,103	$15,103
Inflows/(outflows)	474	63	(1,391)	1,253	1,597
Market appreciation/(depreciation)	102	(536)	81	29	1,403
End of period assets	$18,178	$17,602	$18,075	$19,385	$18,103
Average assets during the period	$18,275	$17,716	$18,636	$18,809	$16,691

Emerging Market Equity
Beginning of period assets	$10,468	$12,452	$11,875	$11,189	$10,726
(Outflows)/inflows	(445)	(908)	(20)	57	217
Market (depreciation)/appreciation	(38)	(1,076)	597	629	246
End of period assets	$9,985	$10,468	$12,452	$11,875	$11,189
Average assets during the period	$10,072	$11,407	$12,083	$11,448	$10,900

Leveraged & Inverse
Beginning of period assets	$1,924	$2,082	$1,922	$1,828	$1,815
Inflows/(outflows)	116	(69)	71	(18)	(50)
Market appreciation/(depreciation)	93	(89)	89	112	63
End of period assets	$2,133	$1,924	$2,082	$1,922	$1,828
Average assets during the period	$2,083	$2,032	$1,962	$1,905	$1,792

Cryptocurrency
Beginning of period assets	$1,912	$1,054	$838	$874	$414
Add: Digital Assets—Jan. 1, 2025	1	—	—	—	—
(Outflows)/inflows	(89)	315	201	75	158
Market (depreciation)/appreciation	(271)	543	15	(111)	302
End of period assets	$1,553	$1,912	$1,054	$838	$874
Average assets during the period	$1,900	$1,599	$917	$856	$614

Alternatives
Beginning of period assets	$510	$470	$415	$404	$377
Inflows	100	46	54	15	4
Market (depreciation)/appreciation	(17)	(6)	1	(4)	23
End of period assets	$593	$510	$470	$415	$404
Average assets during the period	$554	$494	$445	$408	$391

Headcount	315	313	314	304	300

_____________________________

(1) Includes 17 digital assets products, which were launched prior to January 1, 2025.

Note: Previously issued statistics may be restated due to fund closures and trade adjustments.

Source: WisdomTree

8

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Mar. 31, 2025	Dec. 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$170,373	$181,191
Financial instruments owned, at fair value	85,294	85,439
Accounts receivable	46,125	44,866
Income taxes receivable	3,400	—
Prepaid expenses	6,922	5,340
Other current assets	1,377	1,542
Total current assets	313,491	318,378
Fixed assets, net	302	336
Deferred tax assets, net	5,622	11,656
Investments	9,237	8,922
Right of use assets—operating leases	583	880
Goodwill	86,841	86,841
Intangible assets, net	606,034	605,896
Other noncurrent assets	746	631
Total assets	$1,022,856	$1,033,540
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$34,513	$31,135
Compensation and benefits payable	11,803	39,701
Payable to Gold Bullion Holdings (Jersey) Limited (“GBH”)	14,804	14,804
Income taxes payable	—	724
Operating lease liabilities	493	709
Accounts payable and other liabilities	20,251	22,124
Total current liabilities	81,864	109,197
Convertible notes—long term	512,657	512,033
Payable to GBH	12,615	12,159
Operating lease liabilities—long term	89	171
Total liabilities	607,225	633,560
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 147,034 and 146,102 at March 31, 2025 and December 31, 2024, respectively	1,470	1,461
Additional paid-in capital	263,818	270,303
Accumulated other comprehensive gain/(loss)	299	(1,607)
Retained earnings	150,044	129,823
Total stockholders’ equity	415,631	399,980
Total liabilities and stockholders’ equity	$1,022,856	$1,033,540

9

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$24,629	$22,111
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(15,373)	(11,727)
Stock-based compensation	6,238	5,163
Deferred income taxes	5,835	5,640
Amortization of issuance costs—convertible notes	624	375
Depreciation and amortization	540	383
Imputed interest on payable to GBH	455	666
Losses/(gains) on financial instruments owned, at fair value	440	(2,063)
Amortization of right of use asset	326	324
Gain on investments	(316)	(123)
Changes in operating assets and liabilities:
Accounts receivable	(394)	(4,243)
Income taxes receivable/payable	(4,092)	(2,723)
Prepaid expenses	(1,522)	(1,247)
Gold and other precious metals	14,738	11,561
Other assets	(295)	(79)
Fund management and administration payable	3,150	2,659
Compensation and benefits payable	(28,056)	(28,386)
Operating lease liabilities	(325)	(332)
Accounts payable and other liabilities	(232)	1,003
Net cash provided by/(used in) operating activities	6,370	(1,038)
Cash flows from investing activities:
Purchase of financial instruments owned, at fair value	—	(2,500)
Cash paid—software development	(577)	(592)
Purchase of fixed assets	(31)	(66)
Proceeds from the sale of financial instruments owned, at fair value	388	5,180
Proceeds from held-to-maturity securities maturing or called prior to maturity	6	6
Net cash (used in)/provided by investing activities	(214)	2,028
Cash flows from financing activities:
Common stock repurchased	(12,714)	(7,820)
Dividends paid	(4,626)	(4,997)
Excise taxes paid on common stock repurchased	(1,868)	—
Net cash used in financing activities	(19,208)	(12,817)
Increase/(decrease) in cash flow due to changes in foreign exchange rate	2,234	(552)
Net decrease in cash, cash equivalents and restricted cash	(10,818)	(12,379)
Cash, cash equivalents and restricted cash—beginning of year	181,191	129,305
Cash, cash equivalents and restricted cash—end of period	$170,373	$116,926
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$4,042	$2,769
Cash paid for interest	$6,412	$3,738

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NON-GAAP FINANCIAL MEASUREMENTS

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are they superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Revenues, Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted revenues, operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Legal and other related expenses covered by insurance: During the year ended December 31, 2024, we incurred $4.3 million of legal and other related expenses in connection with a settlement with the U.S. Securities and Exchange Commission (the “SEC”) regarding certain statements about the ESG screening process for three ETFs advised by WisdomTree Asset Management, Inc. (the “SEC ESG Settlement”). These expenses were covered by insurance and reimbursed on April 7, 2025. GAAP requires that such covered expenses be reported gross in the income statement such that revenues are recorded to offset expenses incurred. We offset the revenues and related expenses when calculating our non-GAAP financial measurements as the gross presentation serves to overstate our revenues and expenses recognized in the ordinary course of business.

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. We exclude these items when calculating our non-GAAP financial measurements as the gains and losses introduce volatility in earnings and are not core to our operating business.

Tax windfalls and shortfalls upon vesting of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised, as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

Imputed interest on our payable to the Gold Bullion Holdings (Jersey) Limited (“GBH”): During the fourth quarter of 2023, we repurchased our Series C Non-Voting Convertible Preferred Stock, which was convertible into approximately 13.1 million shares of WisdomTree common stock, from GBH, a subsidiary of the World Gold Council, for aggregate cash consideration of approximately $84.4 million. Under the terms of the transaction, we paid GBH $40.0 million on the closing date, with the remainder of the purchase price payable in equal annual installments on the first, second and third anniversaries of the closing date, with no requirement to pay interest. Under U.S. GAAP, the obligation is recorded at its present value utilizing a market rate of interest on the closing date of 7.0% and the corresponding discount is amortized as interest expense pursuant to the effective interest method of accounting over the life of the obligation. We exclude this item when calculating our non-GAAP financial measurements as recognition of interest expense is non-cash and contrary to the stated terms of our obligation.

Other items: Losses on extinguishment of convertible notes, a civil money penalty in connection with the SEC ESG Settlement, gains and losses recognized on our investments, changes in deferred tax asset valuation allowance and expenses incurred in response to an activist campaign are excluded when calculating our non-GAAP financial measurements.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total adjusted operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total adjusted operating revenues.

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GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024

Net income/(loss), as reported	$24,629	$27,308	$(4,485)	$21,759	$22,111
Deduct: Tax windfalls upon vesting of stock-based compensation awards	(2,083)	—	(25)	(40)	(699)
Add back: Imputed interest on payable to GBH, net of income taxes	344	451	528	513	504
Add back/(deduct): Losses/(gains) on financial instruments owned, net of income taxes	333	(1,722)	(607)	220	(1,562)
(Deduct)/add back: (Gains)/losses recognized on investments, net of income taxes	(239)	389	(436)	998	(93)
Add back/(deduct): Increase/(decrease) in deferred tax asset valuation allowance on financial instruments owned and investments	30	(428)	(335)	391	(531)
Add back: Loss on extinguishment of convertible notes, net of income taxes	—	(718)	30,128	—	—
Add back: Civil money penalty in connection with SEC ESG Settlement	—	—	4,000	—	—
Add back: Expenses incurred in response to an activist campaign, net of income taxes	—	—	—	3,234	526
Adjusted net income	$23,014	$25,280	$28,768	$27,075	$20,256
Weighted average common shares—diluted	146,545	147,612	156,745	166,359	165,268
Adjusted earnings per share—diluted	$0.16	$0.17	$0.18	$0.16	$0.12

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024

Operating revenues	$108,082	$110,697	$113,168	$107,034	$96,838
Deduct: Legal and other related expenses covered by insurance	—	(192)	(3,661)	—	(453)
Operating revenues, as adjusted	$108,082	$110,505	$109,507	$107,034	$96,385
Deduct: Fund management and administration	(20,714)	(22,858)	(21,004)	(20,139)	(19,962)
Gross margin	$87,368	$87,647	$88,503	$86,895	$76,423
Gross margin percentage	80.8%	79.3%	80.8%	81.2%	79.3%

	Three Months Ended
Adjusted Operating Revenues, Operating Income and Adjusted Operating Income Margin:	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024

Operating revenues	$108,082	$110,697	$113,168	$107,034	$96,838
Deduct: Legal and other related expenses covered by insurance	—	(192)	(3,661)	—	(453)
Operating revenues, as adjusted	$108,082	$110,505	$109,507	$107,034	$96,385
Operating income	$34,162	$35,040	$40,792	$33,511	$27,950
Add back: Expenses incurred in response to an activist campaign	—	—	—	4,271	695
Adjusted operating income	$34,162	$35,040	$40,792	$37,782	$28,645
Adjusted operating income margin	31.6%	31.7%	37.3%	35.3%	29.7%

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	Three Months Ended
Adjusted Total Operating Expenses:	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024

Total operating expenses	$73,920	$75,657	$72,376	$73,523	$68,888
Deduct: Legal and other related expenses covered by insurance	—	(192)	(3,661)	—	(453)
Deduct: Expenses incurred in response to an activist campaign	—	—	—	(4,271)	(695)
Adjusted total operating expenses	$73,920	$75,465	$68,715	$69,252	$67,740

	Three Months Ended
Adjusted Income Before Income Taxes:	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024

Income before income taxes	$30,368	$34,198	$3,866	$29,526	$27,812
Add back: Imputed interest on payable to GBH	455	596	697	677	666
Add back/(deduct): Losses/(gains) on financial instruments owned	440	(2,275)	(802)	291	(2,063)
(Deduct)/add back: (Gains)/losses recognized on investments	(316)	514	(576)	1,318	(123)
Add back: Loss on extinguishment of convertible notes	—	—	30,632	—	—
Add back: Civil money penalty in connection with SEC ESG Settlement	—	—	4,000	—	—
Add back: Expenses incurred in response to an activist campaign	—	—	—	4,271	695
Adjusted income before income taxes	$30,947	$33,033	$37,817	$36,083	$26,987

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024

Adjusted income before income taxes (above)	$30,947	$33,033	$37,817	$36,083	$26,987
Income tax expense	$5,739	$6,890	$8,351	$7,767	$5,701
Add back: Tax windfalls upon vesting of stock-based compensation awards	2,083	—	25	40	699
Add back: Tax benefit on imputed interest	111	145	169	164	162
Add back/(deduct): Tax benefit/(expense) arising from losses/(gains) on financial instruments owned	107	(553)	(195)	71	(501)
(Deduct)/add back: (Increase)/decrease in deferred tax asset valuation allowance on financial instruments owned and investments	(30)	428	335	(391)	531
(Deduct)/add back: Tax (expense)/benefit on (gains)/losses on investments	(77)	125	(140)	320	(30)
Add back: Tax benefit arising from extinguishment of convertible notes	—	718	504	—	—
Add back: Tax benefit arising from expenses incurred in response to an activist campaign	—	—	—	1,037	169
Adjusted income tax expense	$7,933	$7,753	$9,049	$9,008	$6,731
Adjusted effective income tax rate	25.6%	23.5%	23.9%	25.0%	24.9%

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;
•	anticipated levels of inflows into and outflows out of our ETPs;
•	our ability to deliver favorable rates of return to investors;
•	competition in our business;
•	whether we will experience future growth;
•	our ability to develop new products and services and their potential for success;
•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;
•	our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Prime® and WisdomTree Connect™, and achieve its objectives;
•	our ability to successfully operate and expand our business in non-U.S. markets;
•	the effect of laws and regulations that apply to our business; and
•	actions of activist stockholders.

Our business is subject to many risks and uncertainties, including without limitation:

•	declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;
•	fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to events such as a pandemic or war, geopolitical conflicts, political events, acts of terrorism and other matters beyond our control, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or increase the cost of borrowing upon a refinancing;
•	competitive pressures could reduce revenues and profit margins;
•	we derive a substantial portion of our revenues from a limited number of products, and, as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;
•	a significant portion of our AUM is held in products with exposure to U.S. and international developed markets, and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;
•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;
•	we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally, and as we expand our digital assets product offerings and services beyond our existing ETP business;
•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline;
•	we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors; and
•	actions of activist stockholders against us, which have been costly and may be disruptive and cause uncertainty about the strategic direction of our business.

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Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent reports filed with or furnished to the SEC.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

Category: Business Update

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